Exhibit 10.11

FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of January 24, 2020 (the “Effective Date”) by and between KRE JAG ONE UPLAND VENTURE LLC, a Delaware limited liability company (“Seller”) and CC ONE UPLAND, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.    Seller and Buyer entered into that certain Membership Interest Purchase and Sale Agreement, dated as of January 3, 2020 (as the same may be further amended, supplemented and/or modified from time to time, the “Purchase Agreement”), with respect to the purchase and sale of one hundred percent (100%) of the Interests (as defined in the Purchase Agreement) of KRE JAG One Upland Owner LLC, a Delaware limited liability company, as more particularly described in the Purchase Agreement.

B.    The Due Diligence Period set forth in Purchase Agreement is set to expire at 5:00 p.m. Pacific time, on January 24, 2020.

C.    The parties hereto desire to extend the Due Diligence Period to January 30, 2020.

D.    Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth in this Amendment.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Defined Terms. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.    Extension of Due Diligence Period. Pursuant to Section 1.1 of the Purchase Agreement, the Due Diligence Period is set to expire on 5:00 p.m (Pacific Time) on January 24, 2020. Notwithstanding the foregoing, the parties hereto agree to extend the Due Diligence Period until 5:00 p.m. (Pacific Time) on January 30, 2020.

3.    Title Objections Unaffected. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that Buyer is not and has not waived any of the Objections raised in Buyer’s Objection Notice, and that pursuant to Section 3.2(a) of the Purchase Agreement, the deadline for Seller to respond to the Buyer’s Objection Notice is January 27, 2020.

4.    Full Force and Effect. Except as expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect.

5.    Counterparts. This Amendment may be executed in two or more fully or partially executed counterparts (including PDF), each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

SELLER:	KRE JAG ONE UPLAND VENTURE LLC,
a Delaware limited liability company

	By:	/s/ Michael Friedland
	Name:	Michael Friedland
	Title:	Vice President

[Signature Page – First Amendment to Membership Interest Purchase and Sale Agreement]

BUYER:	CC ONE UPLAND, LLC,
a Delaware limited liability company

	By:	Cottonwood Communities O.P., LP,
a Delaware limited liability company, its Sole Member

		By:	Cottonwood Communities, Inc.,
a Maryland corporation, its General Partner

			By:	/s/ Gregg Christensen
			Name:	Gregg Christensen
			Title:	Chief Legal Officer

[Signature Page – First Amendment to Membership Interest Purchase and Sale Agreement]